As filed with the Securities and Exchange Commission on August 9, 2022
Registration No. 333-263330

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 8
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Graphex Group Limited
(Exact name of Registrant as specified in its charter)
Cayman Islands	3624	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)
11/F COFCO Tower
262 Gloucester Road
Causeway Bay
Hong Kong
Tel: + 852 2559 9438
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Cogency Global, Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: + 1 (800) 494 5225
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Richard Morris, Esq. Wilson Williams, LLC 43 West 43rd Street Suite 130 New York, NY 10036-7424 (212) 859-5087	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐
American Depository Shares representing ordinary shares of the registrant are registered on a Form F-6 registration statement under the Securities Act of 1933 (File No. 333-148643).
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Graphex Group Limited is filing this Amendment No. 8 to its registration statement on Form F-1 (File No. 333-263330) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, the Exhibit Index, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

ITEM 8. Exhibits and Financial Statement Schedules
(a)   Exhibits
The following exhibits are filed as part of this registration statement:
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Certificate of Incorporation and amendment
3.2*	Amended and Restated Memorandum and Articles of Association
4.1*	Form of Warrant issued to purchaser of Convertible Notes under Subscription Agreement
4.2*
Deposit Agreement dated as of September 18, 2020 among Graphex Group Limited, formerly known as Earthasia International Holdings Limited, The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder

5.1	Opinion of Appleby
5.2*	Opinion of Wilson Williams, LLC
8.1	Opinion of Appleby regarding certain Cayman Islands tax matters (included in Exhibit 5.1).
8.2*	Opinion of Allbright Law Offices regarding certain People’s Republic of China tax matters (included in Exhibit 99.1)
8.3*	Opinion of Tso Au Yim & Yeung, Solicitors regarding certain Hong Kong tax matters (included in Exhibit 99.2)
10.1*†	Form of Indemnification Agreement by and between the Registrant and executive officers and directors of the Registrant
10.2*
Subscription Agreement for the Convertible Notes and form of Convertible Note dated January 19, 2021 by and between Earthasia International Holdings Ltd., as Issuer, and Lexinter International Inc., as Investor, including the Form of the Definitive Note Certificate and the Form of Warrant

10.3*	Limited Liability Agreement of Graphex Michigan I, LLC dated as of May 30, 2022 by and among Emerald Energy Solutions LLC and Graphex Technologies, LLC
10.4*
Supplemental Agreement dated January 20, 2022 regarding Subscription Agreement for Convertible Notes dated January 19, 2021 by and between Graphex Group Limited (formerly known as Earthasia International Holdings Ltd.), as Issuer, and Lexinter International Inc., as Investor

10.5*	Loan Agreement dated as of March 23, 2018, by and between Chan Suk Fun and Thai Gallery
10.6*	Share Award Scheme of Earthasia International Holdings Limited, an indirect wholly owned subsidiary of Graphex Group Limited adopted January 19, 2021
10.7*	Grant of Share Options pursuant to Share Award Scheme of Earthasia International Holdings Limited dated as of January 28, 2021
10.8*	Clarification announcement, dated as of January 29, 2021, made in reference to the Grant of Share Options executed on January 28, 2021
10.9*	Trust Deed constituting the Earthasia Share Award Scheme, dated as of August 21, 2014, by and between Earthasia International Holdings Limited and Bank of Communications Trustee Limited
10.10*	Share Charge Agreement, dated as of February 1, 2021, among Happy Growth Group Limited, a subsidiary of Graphex Group Limited, Lexinter International Inc and Think High Global Limited
10.11*	English Summary of Promissory Note issued on November 13, 2019 by Earthasia International Holdings Limited to Tycoon Partners Holdings Limited in the amount of HK$348,080,000

Exhibit No.	Description
10.12*	Rules relating to Share Award Scheme of Earthasia International Holdings Limited, an indirect wholly owned subsidiary of Graphex Group Limited adopted January 19, 2021
10.13*
Sale and Purchase Agreement in relation to the entire Issued Shares of Think High Global Limited dated as of January 31, 2018 by and among Upworth Capital Limited and Tycoon Partner Holdings Limited and the other parties thereto, the Supplement Agreement thereto dated as of October 24, 2018 and the Second Supplemental Agreement thereto dated as of November 13, 2019^

21.1*	List of subsidiaries of the Registrant
23.1	Consent of Friedman LLP
23.2	Consent of Appleby (included in Exhibit 5.1)
23.3*	Consent of Allbright Law Offices (included in Exhibit 99.1)
23.4*	Consent of Wilson Williams, LLC (included in Exhibit 5.2)
23.5*	Consent of Tso Au Yim & Yeung, Solicitors (included in Exhibit 99.2)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1*	Opinion of Allbright Law Offices regarding certain People’s Republic of China law matters
99.2*	Opinion of Tso Au Yim & Yeung, Solicitors regarding certain Hong Kong law matters
99.3.1*	Form of the Code of Business Conduct and Ethics of the Registrant
99.3.2*	Form of the Foreign Corrupt Practice Act Compliance Policy of the Registrant
99.3.3*	Form of the Transactions With Related Persons Policies and Procedures of the Registrant
107*	Filing Fee Table

*
Previously filed

†
Management contract or compensatory arrangement

^
Certain schedules, appendixes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for Filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong SAR, on August 9, 2022.
GRAPHEX GROUP LIMITED
By:
/s/ Andross Yick Yan Chan

Name:
Andross Yick Yan Chan

Title:
Chief Executive Officer and Director of the Board (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of Graphex Group Limited hereby constitutes and appoints Patrick Hing Tat Lau and Andross Yick Yan Chan or either of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form F-1 of Graphex Group Limited and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Patrick Hing Tat Lau Patrick Hing Tat Lau	Chairman of the Board and Executive Director	August 9, 2022
/s/ Andross Yick Yan Chan Andross Yick Yan Chan	Chief Executive Officer and Executive Director (Principal Executive Officer)	August 9, 2022
/s/ Bin Qiu Bin Qiu	Executive Director	August 9, 2022
/s/ Lida Ma Lida Ma	Non-executive Director	August 9, 2022
/s/ Fong Sin Tam Ip Fong Sin Tam Ip	Independent Non-executive Director	August 9, 2022
/s/ Yucai Wang Yucai Wang	Independent Non-executive Director	August 9, 2022

Signature	Title	Date
/s/ Kwong Sang Liu Kwong Sang Liu	Independent Non-executive Director	August 9, 2022
/s/ Zhaodong Tang Zhaodong Tang	Independent Non-executive Director	August 9, 2022
/s/ Anthony Kaikwong Chan Anthony Kaikwong Chan	Independent Non-executive Director	August 9, 2022
/s/ Ka Hei Kwok Ka Hei Kwok	Company Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 9, 2022

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Graphex Group Limited has signed this registration statement on the 9th day of August, 2022.
Wilson Williams, LLC
/s/ Richard M. Morris Name: Richard M. Morris Title: Partner